UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 17, 2014, Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”), IHP I Owner JV, LLC, a Delaware limited liability company (“IHP I”), IHP West Homestead (PA) Owner LLC, a Delaware limited liability company (“IHP West”, and together with IHP I, the “Buyers”), and Northstar Realty Finance Corp., a Maryland corporation and affiliate of the Buyers (“Buyer Parent”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company has agreed to cause its subsidiaries to sell to the Buyers (the “Sale”) the Company’s suburban select service hotel portfolio consisting of 52 properties and certain related hotel assets (the “Portfolio”) in an all-cash transaction valued at approximately $1.071 billion, with net proceeds to the Company anticipated to be approximately $480.0 million after prepayment of indebtedness and related costs. Buyer Parent, a publicly-traded real estate investment company having shares listed on the New York Stock Exchange, has guaranteed all of the Buyers’ obligations under the Purchase Agreement. In connection with entering into the Purchase Agreement, the Buyers have also deposited $50 million in cash in escrow which will be applied to the cash proceeds payable to the Company upon the consummation of the Sale. The board of directors of the Company has unanimously approved the execution, delivery and performance of the Purchase Agreement, the Sale and the other transactions contemplated by the Purchase Agreement.

The Sale is expected to be consummated within 60 days after September 17, 2014, subject to acceleration or extension, as applicable, depending on the time at which certain closing conditions are satisfied. The completion of the Sale is subject to customary closing conditions including receipt of consents or waivers from certain third parties consisting primarily of the management companies and franchisors party to the management agreements and franchise agreements applicable to certain of the hotels in the Portfolio (to the extent such agreements are not terminated by the Buyers), or with respect to certain hotels, the entry into new franchise agreements by the Buyers or their affiliates and the applicable franchisor. The purchase price will be adjusted for customary prorations. With respect one of the properties in the Portfolio, if the requisite third party consent is not obtained prior to the time that all other closing conditions have been met, such property will be excluded from the Portfolio and the purchase price will be reduced by approximately $21.16 million.

The Purchase Agreement contains representations, warranties, covenants and agreements among the parties that are customary for an arm’s length acquisition agreement, including, without limitation, requirements for the ordinary course of operation of the hotels included in the Portfolio by the Company and its subsidiaries prior to the closing, exercise of reasonable efforts by the Company and the Buyers to obtain third party consents required under the Purchase Agreement, reasonable efforts by the Buyers to enter into new franchise agreements, where applicable, adherence by the parties to covenants of confidentiality regarding the transaction, and agreements of limited reciprocal indemnification. In addition, the representations, warranties, covenants and agreements are qualified by and subject to exceptions and other limitations contained in the Purchase Agreement and the schedules thereto. The representations and warranties in the Purchase Agreement are the product of negotiation among the parties to the Purchase Agreement and are for the sole benefit of such parties. Any inaccuracies of such representations and warranties or breaches of covenants are subject to waiver by the parties in accordance with the Purchase Agreement.

The Purchase Agreement contains limited termination rights for both the Company and the Buyers, including, among other bases for termination if the closing is not consummated on or before June 17, 2015 (so long as the party electing to terminate the Purchase Agreement at such time is not in breach of the Purchase Agreement).

The Purchase Agreement contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties, covenants and agreements, and certain other designated matters. The Company’s indemnification obligations are subject to a minimum claim threshold of $50,000, a deductible representing 0.75% of the purchase price (approximately $8.03 million) and a cap representing 3% of the purchase price (approximately $32.13 million), which deductible and cap do not apply to breaches of certain fundamental representations and warranties by the Company.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement and the Sale does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the Buyers. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should not rely on the representations and warranties in the Purchase Agreement as they are not necessarily characterizations of the actual state of facts or condition of the Company, the Buyers or any of their respective subsidiaries and affiliates. The representations and warranties should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Share Unit Plans

On September 17, 2014, the board of directors of the Company adopted the following three incentive compensation plans (the “Share Unit Plans”): (1) the Inland American Real Estate Trust, Inc. 2014 Share Unit Plan (the “Retail Plan”), with respect to the Company’s retail business; (2) the Xenia Hotels & Resorts, Inc. 2014 Share Unit Plan (the “Lodging Plan”), with respect to the Company’s lodging business; and (3) the Inland American Communities Group, Inc. 2014 Share Unit Plan (the “Student Housing Plan”), with respect to the Company’s student housing business. Each Share Unit Plan provides for the grant of notional “share unit” awards to eligible participants.

Share Units. Subject to applicable vesting conditions, each share unit represents the right to receive a cash payment, or, to the extent provided in the applicable award agreement, shares of common stock of the Company, Xenia Hotels & Resorts, Inc. (“Xenia”) or Inland American Communities Group, Inc. (“IA Communities”), as applicable, in an amount equal to the fair market value of the share unit on a specified date. Share unit awards will vest and become payable on terms and conditions determined by the plan administrator and set forth in the applicable award agreement, including by reference to certain change in control transactions or specified events resulting in a listing of the applicable entity’s shares on a national securities exchange (including an initial public offering) (“Listing Events”). A “change in control” under the Lodging Plan and the Student Housing Plan includes a change in control of the Company, in addition to a change in control of Xenia or IA Communities, as applicable. A “change in control” under the Retail Plan includes only a change in control of the Company.

For purposes of each Share Unit Plan, the “fair market value” of a share unit will be determined by the board of directors in good faith, and prior to a Listing Event, will be determined by reference to the valuation performed as of December 31, 2013, or such other subsequent similar third party valuation performed to estimate the value of a share unit on a fully diluted basis, using methodologies and assumptions substantially similar to those used in prior valuations.

Share Unit Pool. Each Share Unit Plan provides that a pool of share units will be available for awards issued thereunder. The initial share unit pools for each plan are as follows: 342,255,525 Company share units for the Retail Plan, 241,298,214 Xenia share units for the Lodging Plan, and 46,042,546 IA Communities share units for the Student Housing Plan. The pool of share units available for each Share Unit Plan may be increased at the discretion of the board of directors of the Company at any time.

Eligibility. Employees, directors and consultants of the Company and its subsidiaries and affiliates are eligible to receive awards under the Retail Plan. Employees, directors and consultants of Xenia and its subsidiaries and affiliates are eligible to receive awards under the Lodging Plan. Employees, directors and consultants of IA Communities and its subsidiaries and affiliates are eligible to receive awards under the Student Housing Plan. Each of Xenia and IA Communities is currently a wholly-owned subsidiary of the Company.

Administration. Each Share Unit Plan provides that it will initially be administered by the board of directors of the Company or a committee of the board. The Lodging Plan and the Student Housing Plan further provide that following a change in control or Listing Event, the plan will be administered by the board of directors of Xenia or IA Communities, respectively, or a committee thereof. The compensation committee of the board of directors of the Company has been delegated the authority to administer each of the Share Unit Plans.

Certain Transactions. The number of share units subject to each award under the Share Unit Plans may be adjusted as determined necessary by the board of directors to prevent dilution or enlargement of value as a result of intercompany transfers of cash, assets or debt between the Company, Xenia and IA Communities and their affiliates for no consideration or other similar transactions. In addition, in the event of certain transactions and events affecting the share units, such as equity dividends or splits, reorganizations, recapitalizations, mergers and other corporate transactions, the plan administrator, in its discretion, will make such adjustments as it deems equitable to the applicable Share Unit Plan and the awards thereunder.

Dividend Equivalents. Participants will be entitled to accrue dividend equivalents with respect to share unit awards solely to the extent provided under the terms of an applicable award agreement.

Parachute Payment Limitations. Each Share Unit Plan provides that, to the extent that any payment or benefit paid or distributed to a participant under a Share Unit Plan or an applicable award agreement would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the participant than receiving the full amount of such payments.

Transferability. Awards under the Share Unit Plans are generally non-transferable and non-assignable, other than by will or the laws of descent and distribution.

Amendment and Termination. The Share Unit Plans and share unit awards may be amended, altered, cancelled or terminated by the plan administrator at any time, provided that no change to the Share Unit Plans or any outstanding award may be made that would reasonably be expected to have an adverse effect on the rights of a holder of an existing award without the consent of the affected holder.

Share Unit Awards

On September 17, 2014, the board of directors of the Company approved awards under the Share Unit Plans to the Company’s executive officers, including Thomas McGuinness, Jack Potts, Michael Podboy, Marcel Verbaas and Barry Bloom, in the form of “annual share unit” awards, “contingency share unit” awards, and “transaction share unit” awards. The terms of each type of award will be set forth in an award agreement on the form approved by the board of directors of the Company on September 17, 2014 (the “Share Unit Award Agreements”). The following is a brief description of the material terms and conditions of the share unit awards.

Annual Share Unit Award Vesting and Settlement. Each “annual share unit” award (an “Annual Share Unit Award”) will vest and be settled on the later to occur of (i) the date of a change in control of the Company, Xenia or IA Communities, as applicable, or a Listing Event with respect to the shares of common stock of the Company, Xenia, or IA Communities, as applicable, and (ii) the third anniversary of the vesting commencement date of the award, subject to the participant’s continued employment through the applicable settlement date, provided that in no event will the Annual Share Unit Awards vest or be settled unless such a change in control or Listing Event occurs on or before the fifth anniversary of the vesting commencement date of the award. In the case of a Listing Event, the Annual Share Unit Award will be settled in shares of common stock of the Company, Xenia or IA Communities, as applicable, and in the event of a change in control, the Annual Share Unit Award will be settled in cash (or, if the acquiring entity is a publicly traded company and the Annual Share Unit Award is converted into share units or another form of equity award of the acquiring entity at the time of the change in control, then the Annual Share Unit Award will be settled in shares of the acquiring entity).

Contingency Share Unit Award Vesting and Settlement. The vesting and settlement of each “contingency share unit” award (a “Contingency Share Unit Award”) is contingent upon the occurrence of a change in control of the Company, Xenia or IA Communities, as applicable, or a Listing Event with respect to the shares of common stock of the Company, Xenia or IA Communities, as applicable, in each case that occurs no later than the fifth anniversary of the applicable vesting commencement date. If a Listing Event occurs, the Contingency Share Unit Award will vest and settle in three equal installments on each of the first three anniversaries of the Listing Event, subject to the participant’s continued employment through each vesting date. If a qualifying change in control occurs, 100% of the Contingency Share Unit Award will vest and settle on the one-year anniversary of the change in control event, subject to the participant’s continued employment through the vesting date. The awards will be settled in shares or cash in the same manner described above with respect to the Annual Share Unit Awards.

Transaction Share Unit Award Vesting and Settlement. Each “transaction share unit” award (a “Transaction Share Unit Award”) will vest and settle upon the occurrence of a change in control of the Company, Xenia or IA Communities, as applicable, or a Listing Event with respect to the shares of common stock of Xenia or IA Communities, as applicable, in each case that occurs no later than the fifth anniversary of the applicable vesting commencement date. Upon the occurrence of a Listing Event or change in control, the participant will be entitled to a cash payment equal to the fair market value of the share units subject to the Transaction Share Unit Award determined on the date of the change in control or Listing Event, as applicable.

Certain Terminations of Service. With respect to Annual Share Unit Awards and Contingency Share Unit Awards, except as may be provided under the terms of the participant’s employment agreement, and subject to any additional terms of the employment agreement, if the participant’s employment is terminated by the Company, Xenia or IA Communities, as applicable, without “cause” or by the participant for “good reason” (each, as defined in the applicable award agreement or Share Unit Plan), in either case, following the occurrence of a change in control or Listing Event, the unvested portion of the award will vest in full and be settled on the date of such termination or resignation. In the event the participant’s employment is terminated on account of death or “disability” (as defined in the applicable award agreement) after the occurrence of a Listing Event or change in control, then with respect to all share units which are unvested as of that time, the participant will be entitled to receive a cash payment equal to the fair market value of the share units on the date of the termination. In the event that the participant’s employment is terminated on account of death or “disability,” and a Listing Event or change in control has not yet occurred, then upon the occurrence of a Listing Event or change in control, the participant will be entitled to a cash payment equal to the fair market value of the share units on the date of the Listing Event or change of control, as applicable.

With respect to Transaction Share Unit Awards, if the participant is terminated for any reason other than death or “disability”, all share units subject to such award will be forfeited as of the date of the termination of employment. In the event that the participant’s employment is terminated on account of death or “disability” (as defined in the applicable award agreement) prior to the occurrence of a Listing Event or change in control, the participant will be entitled to a cash payment equal to the fair market value of the share units on the date of the Listing Event or change of control, as applicable.

Dividend Equivalents. Following the occurrence of a Listing Event, Annual Share Unit Awards and Contingency Share Unit Awards will accrue dividend equivalents until settled in an amount equal to the amount of the dividend that would have been paid on the number of shares of common stock of the Company, Xenia or IA Communities, as applicable, that would have been held by the participant as of the close of business on the dividend record date had such share units been converted on such date into the number of shares of common stock that could have been purchased at the closing price on the dividend payment date for an amount equal to the fair market value of such share units.

Plan; Employment Agreements. Share Unit Awards are subject to the terms of the applicable Share Unit Plan, and, in the event of any conflict between the provisions of a Share Unit Award Agreement and the applicable Share Unit Plan, the provisions of the Share Unit Plan will govern. In the event of any conflict between the provisions of a Share Unit Award Agreement and a participant’s employment agreement, the provisions of the participant’s employment agreement will govern.

Covenants. The share unit award agreements contain certain restrictive covenants by the participant, including covenants relating to nondisclosure of confidential information, return of company property, nondisparagement, and in the case of the Annual Share Unit Awards and the Contingency Share Unit Awards, covenants relating to nonsolicitation and noninterference.

The table below sets forth the names and number of share units awarded to Messrs. McGuinness, Potts, Podboy, Verbaas and Bloom. Awards under the Lodging Plan and the Student Housing Plan were granted effective as of September 17, 2014, and awards under the Retail Plan were granted effective as of the earlier of (i) the effective date of an S-8 registration statement filed by the Company with respect to the Retail Plan, and (ii) October 17, 2014. The vesting commencement date for each award is March 12, 2014. The value of each share unit is equal to $10.00 and was determined by reference to the valuation performed as of December 31, 2013.

	Annual Share Unit Awards			Contingency Share Unit Awards			Transaction Share Unit Awards
	Retail	Lodging	Student Housing	Retail	Lodging	Student Housing	Lodging	Student Housing
McGuinness	150,000			150,000			35,000	15,000
Potts	57,500			57,500			35,000	15,000
Podboy	40,000			40,000			21,000	9,000
Verbaas		150,000			150,000
Bloom		87,000			87,000

The foregoing description of the Share Unit Plans and share unit awards is not complete and is subject to and qualified in its entirety by the terms of the Share Unit Plans and Share Unit Award Agreements, copies of which are filed herewith as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 18, 2014, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are not historical facts, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about the number of properties that will be sold in the transaction, the anticipated cash proceeds from the transaction and the anticipated timing of the closing. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among other things, our ability to obtain third party consents and the timing of such consents; purchase price adjustments in accordance with the terms of the Purchase Agreement; indemnification obligations; and the risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this Current Report on Form 8-K. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item  9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of September 17, 2014, by and among Inland American Real Estate Trust, Inc., IHP I Owner JV, LLC, IHP West Homestead (PA) Owner LLC and Northstar Realty Finance Corp.

10.2	The Xenia Hotels & Resorts, Inc. 2014 Share Unit Plan

10.3	The Inland American Real Estate Trust, Inc. 2014 Share Unit Plan

10.4	The Inland American Communities Group, Inc. 2014 Share Unit Plan

10.5	Form of Xenia Hotels & Resorts, Inc. Share Unit Award Agreement (Annual Award)

10.6	Form of Inland American Real Estate Trust, Inc. Share Unit Award Agreement (Annual Award)

10.7	Form of Inland American Communities Group, Inc. Share Unit Award Agreement (Annual Award)

10.8	Form of Xenia Hotels & Resorts, Inc. Share Unit Award Agreement (Contingency)

10.9	Form of Inland American Real Estate Trust, Inc. Share Unit Award Agreement (Contingency)

10.10	Form of Inland American Communities Group, Inc. Share Unit Award Agreement (Contingency)

10.11	Form of Xenia Hotels & Resorts, Inc. Share Unit Award Agreement (Transaction)

10.12	Form of Inland American Communities Group, Inc. Share Unit Award Agreement (Transaction)

99.1	Press Release of Inland American Real Estate Trust, Inc., dated September 18, 2014 (furnished pursuant to Item 7.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: September 22, 2014	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of September 17, 2014, by and among Inland American Real Estate Trust, Inc., IHP I Owner JV, LLC, IHP West Homestead (PA) Owner LLC and Northstar Realty Finance Corp.

10.2	The Xenia Hotels & Resorts, Inc. 2014 Share Unit Plan

10.3	The Inland American Real Estate Trust, Inc. 2014 Share Unit Plan

10.4	The Inland American Communities Group, Inc. 2014 Share Unit Plan

10.5	Form of Xenia Hotels & Resorts, Inc. Share Unit Award Agreement (Annual Award)

10.6	Form of Inland American Real Estate Trust, Inc. Share Unit Award Agreement (Annual Award)

10.7	Form of Inland American Communities Group, Inc. Share Unit Award Agreement (Annual Award)

10.8	Form of Xenia Hotels & Resorts, Inc. Share Unit Award Agreement (Contingency)

10.9	Form of Inland American Real Estate Trust, Inc. Share Unit Award Agreement (Contingency)

10.10	Form of Inland American Communities Group, Inc. Share Unit Award Agreement (Contingency)

10.11	Form of Xenia Hotels & Resorts, Inc. Share Unit Award Agreement (Transaction)

10.12	Form of Inland American Communities Group, Inc. Share Unit Award Agreement (Transaction)

99.1	Press Release of Inland American Real Estate Trust, Inc., dated September 18, 2014 (furnished pursuant to Item 7.01)